STOCKHOLDERS AGREEMENT

     AGREEMENT dated October 31, 1996, among FOOD LION, INC., a corporation organized under the laws of North Carolina ("Parent"), KK ACQUISITION CORP., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Sub"), KASH N' KARRY FOOD STORES, INC., a Delaware corporation (the "Company"), and the other parties signatory hereto (individually a "Stockholder" and collectively, the "Stockholders").

                           WITNESSETH:

     WHEREAS, concurrently herewith, Parent, Sub and the Company, are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger
Agreement"), pursuant to which Sub will be merged with and into the Company (the "Merger"); and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Company and Stockholders agree, and the Company and Stockholders have agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Definitions.  For purposes of this Agreement:

          1.1 "Company Common Stock" shall mean at any time the Common Stock, $.01 par value, of the Company.

          1.2 "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity.

          1.3 Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

     2. Provisions Concerning Company Common Stock. Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of this Agreement, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall vote (or cause to be voted) the number of shares of Company Common Stock (collectively with the associated Company Rights, the "Shares") set forth opposite such Stockholder's name on Schedule 1 hereto (collectively with the associated Company Rights, the "Existing Shares") and any Shares acquired by such Stockholder after the date hereof (collectively with the Existing Shares, the "Option Shares"): (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement (before giving effect to any materiality or similar qualifications contained therein); and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company;
(2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws;
(3) any other material change in the Company's corporate structure or business; or (4) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Each Stockholder agrees that it shall not enter into any agreement or understanding with any person or entity the effect of which would be to violate the provisions and agreements contained in this Section 2.

     3.   Purchase Right.

          3.1 Option Shares. In order to induce Parent and Sub to enter into the Merger Agreement, each Stockholder hereby grants to Sub an irrevocable option (the "Stock Option") to purchase the Option Shares at a cash purchase price per share equal to $26.00 or such higher price as is paid by Sub for Shares in the Offer, the Merger or otherwise (other than pursuant to Section 3.01(d) of the Merger Agreement and other than in the settlement or other resolution of litigation) (the "Purchase Price"). The Stock Options shall become exercisable, in whole but not in part as to all then outstanding Stock Options, when all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), required for the purchase of the Option Shares upon such exercise shall have expired or been waived, unless there shall then be in effect any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the

Stock Option pursuant to this Agreement, and shall remain exercisable, in whole but not in part as to all then outstanding Stock Options, until termination of this Agreement in accordance with Section 8.15 hereof. In the event that Sub wishes to exercise the Stock Options, Sub shall send a written notice (the "Notice") to the Stockholders identifying the place for the closing of such purchase (the "Closing") at least three (3) but not more than five
(5) business days prior to the Closing.

          3.2 Payment of Purchase Price. The payment of the Purchase Price shall be made by wire transfer in immediately available funds on the date of Closing; provided, however, that, in the event the Purchase Price is increased pursuant to Section 3.1 to more than $26.00 per Share, the amount of such increase per Share shall be paid to each Stockholder in immediately available funds within one business day after the Effective Time.

     4.   Other Covenants, Representations and Warranties. Each
Stockholder hereby represents and warrants to Parent with respect to such Stockholder as follows:

          4.1 Ownership of Shares. Stockholder is the record or beneficial owner of the number of Shares set forth opposite such Stockholder's name on Schedule I hereto. On the date hereof, the Existing Shares set forth opposite such Stockholder's name on
Schedule I hereto constitute all of the Shares owned of record by such Stockholder. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement and the Proxy (as defined below), sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement and Proxy, in each case with respect to all of the Existing Shares set forth opposite Stockholder's name on
Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement and the Proxy. Following the date hereof, Stockholder will cooperate with Parent and use its reasonable best efforts as soon as possible to become the record owner of any Shares referred to on Schedule I hereto as to which Stockholder is the beneficial owner and to cause certificates representing the Shares to be affixed with a legend reasonably satisfactory to Parent referencing this Agreement and the Stockholder's obligations hereunder.

          4.2 Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement and the Proxy. The execution, delivery and performance of this Agreement and the Proxy have been duly authorized by such Stockholder and do not and will not violate any other agreement to which Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement and the Proxy have been duly and validly executed and delivered by Stockholder and constitute valid and binding agreements of such Stockholder, enforceable against such Stockholder in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement, the Proxy or the consummation by the Stockholder of the transactions contemplated hereby and thereby.

          4.3 No Conflicts. Except for filings under the HSR Act, the Exchange Act and any applicable state antitrust laws (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person is necessary for the execution of this Agreement and the Proxy by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and thereby and (ii) none of the execution and delivery of this Agreement and the Proxy by Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and thereby or compliance by Stockholder with any of the provisions hereof or thereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

          4.4 No Encumbrances. Except pursuant to this Agreement and the Proxy, Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, hypothecations, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder. The transfer by Stockholder of its Shares to Sub in the Offer or otherwise hereunder shall pass to and unconditionally vest in Sub good and valid title to the number of Shares to be transferred by Stockholder thereunder or hereunder, free and clear of all claims, Liens, restrictions, security interests, pledges, hypothecations, limitations and encumbrances whatsoever.

          4.5 No Solicitation. Until the earlier of the Effective Time or termination of this Agreement in accordance with its terms, Stockholder shall not, in its capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquires or the making of any proposal by any person or entity, or enter into any negotiations, agreements or understandings with any Person (other than Parent, Sub or a person designated by Parent) with respect to the Company that constitutes an Alternative Proposal. If Stockholder receives any such inquiry or proposal, then Stockholder shall promptly inform Parent of the existence thereof.

          4.6    Restriction on Transfer, Proxies and
Non-Interference. Beginning on the date hereof and ending on the earlier of the Effective Time or termination of this Agreement, except as required to comply with the provisions of this Agreement or the Proxy, the Stockholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement or the Proxy. Notwithstanding the foregoing, any Stockholder may sell such Stockholder's Shares in a privately-negotiated transaction to any person who, as a condition to such purchase, (i) becomes a party to this Agreement with the same effect as though an original signatory hereto by a written instrument in form and substance satisfactory to Parent and (ii) delivers to Parent a Proxy (as defined in Section 8.18) with respect to such Shares.

          4.7 Waiver of Appraisal Rights. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have.

          4.8 Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement and the Proxy.

          4.9 Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Proxy.

          4.10 No Finder's Fees. Other than existing financial advisory and investment banking arrangements and agreements entered into by the Company, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

     5.   Tender of Shares.

          5.1 Tender Requirement. Each Stockholder hereby agrees to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer (provided that the Offer is commenced and not amended in a manner adverse to Stockholder), not later than the tenth business day after commencement of the Offer pursuant to Section 10.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the Option Shares owned by it. Each Stockholder hereby acknowledges and agrees that the obligation of Parent or Sub to accept for payment and pay for Company Common Stock in the Offer, including the Shares, is subject to the terms and conditions of the Offer. Each Stockholder shall be entitled to receive the highest price paid by Sub pursuant to the Offer, the Merger or otherwise (other than pursuant to Section 3.01(d) of the Merger Agreement and other than in the settlement or other resolution of litigation).

          5.2 Permission to Disclose. Each Stockholder hereby agrees to permit Parent and Sub to publish and disclose in any documents filed with any Governmental or Regulatory Authority in connection with the Merger, including, if Company Stockholders' Approval is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC), its identity and ownership of Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

     6. Stop Transfer; Changes in Shares. Each Stockholder agrees with, and covenants to, Parent that beginning on the date hereof and ending on the date of termination of the Agreement, such

Stockholder shall not request that the Company, and the Company hereby agrees with, and covenants to, Parent that beginning on the date hereof and ending on the date of termination of this Agreement it will not, register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a dividend or distribution, or any change in the Company Common Stock by reason of any dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and the Purchase Price shall be appropriately adjusted.

     7. Conduct as a Director. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any of the Stockholders' designees serving on the Company's Board of Directors from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director of the Company; provided that, such action shall not in any manner affect Stockholder's obligations under this Agreement or the Proxy.

     8.   Miscellaneous.

          8.1 Entire Agreement. This Agreement, the Proxy and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among any of the parties with respect to the subject matter hereof.

          8.2 Certain Events. Each Stockholder agrees that this Agreement and the Proxy and the obligations hereunder and thereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

          8.3 Assignment. This Agreement shall not be assigned without the prior written consent of the other parties hereto and no rights, or any direct or indirect interest herein, shall be transferable hereunder without the prior written consent of the other parties hereto; provided, that, Parent and Sub may assign or transfer their rights hereunder to any wholly-owned subsidiary of

Parent, which assignment shall not relieve Parent or Sub of any of their respective obligations hereunder.

          8.4 Amendments, Waivers, Etc.. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties to be bound thereby.

          8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier services, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Stockholders:    At the addresses set forth on Schedule
                            1 hereto

     with a copy to:        Milbank, Tweed, Hadley & McCloy
                            1 Chase Manhattan Plaza
                            New York, New York 10005
                            Attention:  Lawrence Lederman
                            Telephone:  (212) 530-5000
                            Telecopy:   (212) 530-5219


     If to Parent or Sub:   Food Lion, Inc.
                            2110 Executive Drive
                            Salisbury, North Carolina 28145
                            Attention:  R. William McCanless
                            Telephone:  (704) 633-8250
                            Telecopy:   (704) 639-1353

      with a copy to:       Akin, Gump, Strauss, Hauer
                              & Feld, L.L.P.
                            1333 New Hampshire Avenue, N.W.
                            Suite 400
                            Washington, D.C. 20036
                            Attention:  Russell W. Parks, Jr., P.C.
                            Telephone:  (202) 887-4092
                            Telecopy:   (202) 887-4288

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          8.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement and the Proxy will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement or the Proxy is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement and the Proxy will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          8.7 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement or the Proxy will cause the other parties to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

          8.8 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or the Proxy or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          8.9 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or the Proxy or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder or thereunder, and any custom or practice of the parties at variance with the terms hereof or thereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          8.10 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          8.11 Governing Law. This Agreement and the Proxy shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          8.12 Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware located in the City of Wilmington in any action, suit or proceeding arising in connection with this Agreement or the Proxy, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 8.12 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purposes.

          8.13 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          8.14 Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. Notwithstanding the foregoing, this Agreement shall not be effective as to any Stockholder until executed by all Stockholders.

          8.15 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, by any Stockholder at any time prior to the exercise of the Stock Option as to such Stockholder's Option Shares (such date being referred to herein as the "Termination Date"):

                8.15.1 At any time after the Merger Agreement is terminated in accordance with its terms by the Company due to the material breach of any representation, warranty, covenant or agreement on the part of Parent or Sub set forth in the Merger
Agreement; or

                8.15.2 At any time after the earlier of (x) 5:00 p.m. Eastern Time on the date which is five (5) business days after the date of termination of the Merger Agreement for any reason not specified in Section 8.15.1 above and (y) 5:00 p.m. Eastern Time on March 7, 1997.

          8.16 Obligation to Effect Merger. If the Closing occurs and the Merger Agreement is terminated other than due to a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement or the failure to satisfy any of the conditions set forth in Article VIII or Section
10.02 of the Merger Agreement, then Parent and Sub shall use commercially reasonable efforts to effect the Merger at a price per Share equal to the Merger Price as soon as reasonably practicable.

          8.17 Certification. Each Stockholder hereby agrees that its Option Shares, whether now owned or hereafter acquired, shall be certificated by the Company, and that the Company shall place the following legend on any certificate representing its Option
Shares:

          "Transfer and Voting of the Securities
          represented by this Certificate are subject to restrictions set forth in a Stockholders
          Agreement dated October 31, 1996, a copy of which may be obtained from the Company at its principal executive offices."

          8.18 Irrevocable Proxy. Each Stockholder acknowledges that, concurrently with the execution of this Agreement, it has executed and delivered to Parent an Irrevocable Proxy, the form of which is attached hereto as Exhibit A hereto (the "Proxy").

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FOOD LION, INC.           KK ACQUISITION CORP.        KASH N' KARRY FOOD
                                                      STORES, INC.
By: /s/ Tom E. Smith      By: /s/ Tom E. Smith        By: /s/Ronald E. Johnson
   -----------------         ------------------          ---------------------
Name: Tom E. Smith        Name: Tom E. Smith          Name: Ronald E. Johnson
Title: President/Chief    Title: President/Chief      Title: President/Chief
     Executive Officer         Executive Officer           Executive Officer

                              STOCKHOLDERS

BANKAMERICA CAPITAL       CITICORP NORTH AMERICA,     LANDMARK EQUITY
CORPORATION               INC.                        PARTNERS III, L.P.
                                                      By: Landmark Partners
                                                          III, L.P., its
                                                          general partner
                                                      By: Landmark Advisors,
                                                          Inc., its general
                                                          partner
By:/s/Harold L. Rolfes Jr. By: /s/ Michael M. Leyland By:/s/Timothy L. Haviland
   -----------------------    -----------------------     ---------------------
Name: Harold L. Rolfes Jr. Name: Michael M. Leyland   Name: Timothy L. Haviland
Title: Managing Director   Title: Vice President      Title: Vice President
LANDMARK EQUITY           PRUDENTIAL PROPERTY &       PAINEWEBBER CAPITAL
PARTNERS IV, L.P.         CASUALTY COMPANY            INC.
By: Landmark Partners
    IV, L.P., its         By: /s/ Casey Walsh         By: /s/ Dhananjay Pai
    general partner          ------------------           ------------------
By: Landmark Advisors,    Name: Casey Walsh           Name: Dhananjay Pai
    Inc., its general     Title: Managing Director    Title: President
    partner
By:/s/Timothy L. Haviland
   ----------------------
Name: Timothy L. Haviland
Title: Vice President
UBS CAPITAL LLC           HIGH YIELD PORTFOLIO        IDS BOND FUND, INC.
By: /s/ Michael Greene    By: /s/ Peter J. Anderson   By: /s/Peter J. Anderson
   -------------------       ----------------------      ---------------------
Name: Michael Greene      Name: Peter J. Anderson     Name: Peter J. Anderson
Title: Managing Director  Title: Vice President-      Title: Vice President-
                                 Investments                 Investments
IDS LIFE INCOME           THE PRUDENTIAL              PRUCO LIFE INSURANCE
ADVANTAGE FUND            INSURANCE COMPANY OF        COMPANY
                          AMERICA
By: /s/ Peter J. Anderson By: /s/ Joseph Y. Alouf     By: /s/ Joseph Y. Alouf
   ----------------------    --------------------        --------------------
Name: Peter J. Anderson   Name: Joseph Y. Alouf       Name: Joseph Y. Alouf
Title: Vice President-    Title: Vice President       Title: Assistant Vice
       Investments                                           President
WELLS, FARGO & COMPANY    THE PRUDENTIAL              PRUCO LIFE INSURANCE
                          INSURANCE COMPANY OF        COMPANY OF ARIZONA
                          AMERICA
By: /s/ Alan J. Pabst     By: /s/ Casey Walsh         By: /s/ Casey Walsh
   ------------------        ------------------          ------------------
Name: Alan J. Pabst       Name: Casey Walsh           Name: Casey Walsh
Title: SVP-Treasurer      Title: Managing Director    Title: Managing Director

                          SCHEDULE 1 TO
                     STOCKHOLDERS AGREEMENT

       Name and Address
         of Stockholder                              Number of Shares Owned
-----------------------------------                  ----------------------
BankAmerica Capital Corporation
231 South LaSalle Street
Chicago, IL 60697                                               129,988

Citicorp North America, Inc.
399 Park Avenue
New York, NY 10043                                              145,076

Landmark Equity Partners
  III, L.P.
760 Hopmeadow Street
P.O. Box 188
Simsbury, CT 06070                                              174,091

Landmark Equity Partners
  IV, L.P.
760 Hopmeadow Street
P.O. Box 188
Simsbury, CT 06070                                                9,285

The Prudential Insurance Company
  of America
Two Gateway Center
Floor 7
100 Mullberry Street
Newark, NJ 07102                                                585,904

Prudential Property & Casualty Company
c/o The Prudential Insurance Company
  of America
Two Gateway Center
Floor 7
100 Mullberry Street
Newark, NJ 07102                                                 27,855

Pruco Life Insurance Company of Arizona
c/o The Prudential Insurance Company
  of America
Two Gateway Center
Floor 7
100 Mullberry Street
Newark, NJ 07102                                                 14,869

       Name and Address
         of Stockholder                           Number of Shares Owned
------------------------------------              ----------------------
PaineWebber Capital Inc.
1285 Avenue of the Americas
14th Floor
New York, NY 10019                                              533,601

UBS Capital LLC
299 Park Avenue
New York, NY 10171                                              145,076

High Yield Portfolio
c/o American Express Financial
  Corporation
3000 IDS Tower 10
Minneapolis, MN 55440-0010                                      822,430

IDS Bond Fund, Inc.
c/o American Express Financial
  Corporation
3000 IDS Tower 10
Minneapolis, MN 55440-0010                                      149,570

IDS Life Advantage Fund
c/o American Express Financial
  Corporation
3000 IDS Tower 10
Minneapolis, MN 55440-0010                                       20,000

The Prudential Insurance
  Company of America
c/o Prudential Capital Group -
  Corporates
Four Embarcadero Center
Suite 2700
San Francisco, CA 94111                                         220,515

Pruco Life Insurance Company
c/o Prudential Capital Group -
  Corporates
Four Embarcadero Center
Suite 2700
San Francisco, CA 94111                                          11,606

Wells, Fargo & Company
MAC 0195-171
444 Market Street
17th Floor
San Francisco, CA 94111                                         145,076

                            EXHIBIT A

                    to Stockholders Agreement

                        IRREVOCABLE PROXY


     The undersigned stockholder of Kash n' Karry Food Stores, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints KK Acquisition Corp., a Delaware corporation (the "Sub"), the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company owned beneficially or of record by the undersigned, which shares are listed on the final page of this Proxy, and any and all other shares or securities of the Company issued or issuable with respect thereof or otherwise acquired by stockholder on or after the date hereof, until the termination date specified in the Stockholders Agreement referred to below (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given as to the matters covered hereby prior to the date of termination of the Stockholders Agreement (the "Termination Date"). This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest, and is granted in connection with the Stockholders Agreement, dated as of October 31, 1996, among the Company, Food Lion, Inc., a North Carolina corporation ("Parent"), Sub and the Stockholders party thereto, including the undersigned stockholder (the "Stockholders Agreement", capitalized terms not otherwise defined herein being used herein as therein defined), and is granted in consideration of the Company entering into the Merger Agreement referred to therein.

     The attorney and proxy named above will be empowered at any time prior to the Termination Date to exercise all voting and other rights with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such a meeting, or otherwise: (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and the Stockholders Agreement and each of the other actions contemplated by the Merger Agreement and the Stockholders Agreement and any actions required in furtherance thereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or the Stockholders Agreement (before giving effect to
any materiality or similar qualifications contained therein); and
(iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company;
(2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws;
(3) any other material change in the Company's corporate structure or business; or (4) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement.

     The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in accordance with the preceding paragraph, and may not exercise this proxy in respect of any other matter. The undersigned shareholder may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable, but shall automatically terminate and be revoked and be of no further force and effect on and after the Termination Date.


Dated:  October 31, 1996           STOCKHOLDER



                                   By:_______________________
                                   Name:_____________________
                                   Title:____________________


Shares Owned:___________________


                                  A-2